Exhibit 10.1

Execution Version

amendment No. 2 to CREDIT AND SECURITY AGREEMENT (TERM LOAN)

This AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT (TERM LOAN) (this “Agreement”) is made as of this 26th day of February, 2020, by and among HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (“HTG”), MIDCAP FINANCIAL TRUST, as Agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”), and the other financial institutions party hereto, each as a Lender.

RECITALS

A.Agent, Lenders, and Borrowers have entered into that certain Credit and Security Agreement (Term Loan), dated as of March 26, 2018 (as amended by that certain Amendment No. 1 to Credit and Security Agreement (Term Loan) dated as of November 28, 2018, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement” and as the same is supplemented hereby and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Borrowers have requested, and Agent and the Lenders constituting at least the Required Lenders have agreed, among other things, to (i) modify the amortization schedule, (ii) modify the definition of QNAH Permitted Subordinated Debt Payments, and (iii) add a grant by each of the Borrowers to Agent and the Lenders of a security interest in each Borrower’s Intellectual Property, in each case, on and subject to the conditions and terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Required Lenders, and Borrowers hereby agree as follows:

1.Recitals; Construction.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as modified hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Original Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order therein:

““RUO Revenue” means revenue (as determined in accordance with GAAP) generated by Borrower solely from (i) customer purchases of the HTG EdgeSeq instrument and related RUO assay kits, (ii) development by Borrower of custom RUO assay kits for customers, or (iii) the use of the HTG EdgeSeq instrument and RUO assay kits by Borrower to process samples on behalf of its customers, in each case, in the ordinary course of business. For the avoidance of doubt, RUO revenue shall not include any revenue from collaborative

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development services for companion diagnostic development programs for biopharmaceutical companies.”

““Second Amendment” means that certain Amendment No. 2 to Credit and Security Agreement, dated as of February 26, 2020, by and among the Borrower, Agent, and Required Lenders.”

““Second Amendment Effective Date” means the first date that all of the conditions in Section 4 of the Second Amendment are satisfied.”

(b)Section 1.1 of the Original Credit Agreement is hereby amended by replacing clause (a) of the definition of “Excluded Property” in its entirety with the following new clause (a):

“(a) any intent-to-use United States trademark applications for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (to the extent that, and solely during the period in which, the grant of a security interest would impair the validity or enforceability of such intent-to-use United States trademark application under federal Law)”;

(c)Section 1.1 of the Original Credit Agreement is hereby amended by replacing the definition of QNAH Permitted Subordinated Debt Payments therein in its entirety with the following definition:

“QNAH Permitted Subordinated Debt Payments” means payment in full (whether at or in advance of its stated maturity, but, in any event, after September 1, 2020) of principal, interest and any other obligations due and owing under and pursuant to the QNAH Subordinated Debt Documents; provided that, in each case, (a) no Event of Default has occurred and is continuing at the time such payments are made or would result therefrom, (b) Agent has received evidence satisfactory to it that, before and after giving effect to such payment, Borrower has Borrower Unrestricted Cash in an amount greater than or equal to $18,000,000, (c) immediately prior to such payment, Borrower is in compliance with Section 7.4, and (d) the aggregate amount of such payments does not exceed $3,300,000 during the term of this Agreement.

(d)Section 4.16(b) of the Original Credit Agreement is hereby amended by replacing such clause in its entirety with the following:

“(b) If Credit Parties obtains any Registered Intellectual Property, Credit Parties shall notify Agent on a quarterly basis together with the delivery of the applicable quarterly Compliance Certificate and execute such documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (subject only to the Affiliated Intercreditor Agreement and to Permitted Liens) in favor of Agent, for the ratable benefit of Lenders, in such Registered Intellectual Property”

(e)Schedule 2.1 to the Original Credit Agreement is hereby amended by replacing Schedule 2.1 to the Original Credit Agreement in its entirety with Exhibit A attached hereto.

(f)Schedule 9.1 to the Original Credit Agreement is hereby amended by replacing Schedule 9.1 to the Original Credit Agreement in its entirety with Exhibit B attached hereto.

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3.Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.Conditions to Effectiveness of Agreement.  This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent and each Lender in its sole discretion:

(a)Borrowers shall have delivered to Agent this Agreement, duly executed by each Borrower;

(b)Borrowers shall have delivered to Agent a copy of that certain Amendment No. 3 to Credit and Security Agreement (Revolving Loan), executed by an authorized officer of each Borrower;

(c)Borrowers shall have delivered to Agent that certain Intellectual Property Security Agreement (Term Loan) executed by each Borrower, in form and substance satisfactory to Agent;

(d)Borrowers shall have delivered to Agent a copy of that certain Intellectual Property Security Agreement (Revolving Loan) executed by each Borrower, in form and substance satisfactory to Agent;

(e)for each Borrower current (a) UCC searches from the Secretary of State of its jurisdiction of organization; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each applicable jurisdiction, and (c) searches of United States Intellectual Property registrations, in each case, with results reasonably acceptable to Agent;

(f)Borrowers shall have delivered to Agent UCC-3 financing statement amendments in form and substance satisfactory to Agent, including amendments to indicate the collateral covered by any such financing statement includes Intellectual Property (other than intent-to-use United States trademarks);

(g)all representations and warranties of Borrowers contained herein are true, correct and complete in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(h)prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents.

5.Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective subsidiaries, predecessors, successors, and assigns, and

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each of its respective current and former directors, officers, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each of their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts now known or of which the Releasing Parties would reasonably be expected to know, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among a Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.  Notwithstanding anything contained in this Agreement, the general release set forth in this Section 5 shall not extend to, and shall not include, any obligations of Agent and the Lenders to make extensions of credit after the date of this Agreement to Borrower in accordance with the terms of the Financing Documents.

6.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

7.Affirmation.  Each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

8.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrowers.

(b)THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

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YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c)EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(d)EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(e)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 12.14 (Expenses; Indemnity) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(f)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g)Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(h)Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(i)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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(j)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, each of the parties have caused this Agreement to be executed the day and year first above mentioned.

AGENT:

MIDCAP FINANCIAL TRUST, a Delaware statutory trust

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: ___/s/ Maurice Amsellem ____

Name: Maurice Amsellem

Title: Authorized Signatory

LENDERS:

MIDCAP FINANCIAL TRUST, a Delaware statutory trust

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: ___/s/ Maurice Amsellem______

Name: Maurice Amsellem

Title: Authorized Signatory

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LENDER:ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By:__/s/ John O’Dea________________
Name: John O’Dea
Title: Authorized Signatory

LENDER:ELM 2018-2 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By:___/s/ John O’Dea______________
Name: John O’Dea
Title: Authorized Signatory

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BORROWERS:	HTG MOLECULAR DIAGNOSTICS, INC. By: /s/ Shaun McMeans Name: Shaun McMeans Title: CFO

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EXHIBIT A

Schedule 2.1 - Amortization

Commencing on March 1, 2021 (the “Initial Amortization Start Date”) and continuing on the first day of each calendar month thereafter, Borrower shall pay to Agent as a principal payment on the Term Loan an amount equal to the total principal amount of the Term Loan(s) made to Borrower divided by twenty-five (25), for a twenty-five (25) month straight-line amortization of equal monthly principal payments; provided if Borrower provides evidence satisfactory to Agent that the IO Extension Conditions (as defined below) have been satisfied prior to the Initial Amortization Start Date, then the Initial Amortization Start Date shall be extended such that principal payments shall commence on July 1, 2021 and Borrower shall pay to Agent as principal payment on the Term Loan an amount equal to the total principal amount of the Term Loan(s) made to Borrower divided by twenty-one (21), for a twenty-one (21) month straight-line amortization of equal monthly principal payments.  Notwithstanding the foregoing, the entire remaining outstanding principal balance under the Term Loans shall mature and be due and payable upon the Maturity Date.

For purposes hereof of this Amortization Schedule, the term IO Extension Conditions shall have the following meaning:

“IO Extension Conditions” means(i) Agent has received delivery of a Compliance Certificate (as delivered in accordance with Section 4.1) with respect to the Defined Period ending on December 31, 2020 and such other evidence reasonably requested by Agent, demonstrating to Agent’s reasonable satisfaction that RUO Revenue for the twelve (12) month period immediately preceding and ending on December 31, 2020 is greater than or equal to $17,500,000 and (ii) no Event of Default has occurred and is continuing immediately prior to or immediately after giving effect to such extension.

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EXHIBIT B

Schedule 9.1 – Collateral

The Collateral consists of all of Borrower’s assets (other than Excluded Property), including without limitation, all of Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)

all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims (including each such claim listed on Schedule 9.2(d)), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located;

(b)	all of Borrowers’ books and records relating to any of the foregoing; and
(c)

any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

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